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                                                                EXHIBIT 4.43


[First Union Letterhead]

                              As of April 30, 1997

                        SECOND AMENDMENT TO AMENDED AND
                    RESTATED CREDIT AGREEMENT ("AMENDMENT")
                    ---------------------------------------


Insteel Industries, Inc.
1373 Boggs Drive
Mount Airy, North Carolina 27030

Ladies and Gentlemen:

        Reference is hereby made to that certain Amended and Restated Credit Agreement, dated January 26, 1996, as amended by First Amendment thereto, dated April 11, 1997 (the Amended and Restated Credit Agreement, as modified, amended, supplemented or restated from time to time, being hereinafter called the "Credit Agreement"), between Insteel Industries, Inc., a North Carolina corporation ("Borrower"), and First Union National Bank of North Carolina ("Bank"), pursuant to which Bank has agreed to extend to Borrower, upon the terms and subject to the conditions contained therein, a credit facility of up to the sum of $60,000,000, as more particularly set forth therein. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

        Borrower has requested that Bank amend subsection (a) of Section 7.3, Financial and Business Information as to Borrower, to provide that Borrower may deliver the financial statements described therein no later than 45 days after the close of each Fiscal Quarter. Bank has agreed to such request, and to accomplish the foregoing purpose, Borrower and Bank agree to amend subsection
(a) of Section 7.3 of the Credit Agreement by deleting from lines 1 and 2 thereof the word and figure "thirty (30)" and by substituting in lieu thereof the word and figure "forty-five (45)".

        Except as expressly amended herein, the Credit Agreement and each of the other Loan Documents and each and every term and provision thereof shall remain in full force and effect in accordance with the provisions thereof.

        This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.
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Insteel Industries, Inc.
As of April 30, 1997
Page 2


        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.

        If this letter correctly states our agreement as to the matters set forth herein, please so indicate in the space provided below for your signature and return an executed copy of this Amendment to us.

                                        Yours very truly,

                                        FIRST UNION NATIONAL BANK
                                         OF NORTH CAROLINA


                                        By:  /s/ Richard J. Rizzo, Jr.
                                            --------------------------
                                        Title:  Vice President
                                              ------------------------

Agreed to and accepted this
30th day of April, 1997.

INSTEEL INDUSTRIES, INC.


By: /s/  Michael C. Gazmarian
   ---------------------------
Title:  Chief Financial Officer and Treasurer
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